SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant To Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported) January 29, 1998



                         MILLER BUILDING SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)




                  0-14651                    36-3228778
       (Commission File number)     (I.R.S. Employer Identification No.)




              58120 County Road 3 South
              Elkhart, Indiana                          46517
             (Address of principal executive offices)           (Zip Code)




                                 (219) 295-1214
            (Registrant's telephone number, including area code)





ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

     On January 29, 1998, Miller Building Systems, Inc., a Delaware corporation ("Registrant"), executed a Memorandum Agreement ("Agreement") pursuant to which Registrant will acquire all of the issued and outstanding shares of common stock of United Structures, Inc. ("United"), a New York corporation. United is headquartered in Vestal, New York and manufactures lightweight telecommunications shelters. The Agreement, dated as of December 30, 1997, memorialized the agreement made and entered into on December 30, 1997, between the Registrant and David Newman ("Seller"), the sole shareholder of United. Barry Newman and Marc Newman executed the Agreement only with respect to the provision containing a covenant not to compete (the "Covenant Not to Compete"). The Covenant Not to Compete provided that Seller, Barry Newman and Marc Newman will not compete with United's business for a period of 5 years. The Agreement also provides for the continued employment of Seller through June 27, 1998. The parties will seek to close the acquisition, effective as of January 1, 1998, on or about February 20, 1998, but not later than February 27, 1998.

     The consideration paid by the Registrant to the Seller consists of a cash purchase price of approximately $3,000,000, plus an "earn out". On July 1, 1998, settlement on the earn out will be made and the total cash purchase price adjusted if the amount of receivables actually collected by United differs from the amount reflected on United's books on December 31, 1997. As additional earn out consideration, Seller will receive the number of shares of Registrant's common stock equal in value to the amount of pre-tax profits of United for the period from January 1, 1998 to June 27, 1998. The value of Registrant's common stock to be paid to Seller will be based on the average closing price of Registrant's common stock during the fifteen business days prior to June 27, 1998 with a floor and a ceiling. The maximum value of Registrant's common stock that can be earned by Seller under earn out is $2,250,000 and the Registrant will make the final payment, if any, of the earn out consideration on or before August 15, 1998.

     The sources of funds for the cash portion of the acquisition will be the earnings of the Registrant and the proceeds of a draw on Registrant's existing line of credit.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired.

          It is impracticable to provide the required financial statements at the time this Current Report on Form 8-K is being filed. Registrant expects to be able to file this information within sixty (60) days of the date of this Current Report on Form 8-K.

     (b)  Pro forma financial information.

          It is impracticable to provide the required financial statements at the time this Current Report on Form 8-K is being filed. Registrant expects to be able to file this information within sixty (60) days of the date of this Current Report on Form 8-K.

     (c)  Exhibits.

          See Exhibit Index Attached.
                                        2


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                MILLER BUILDING SYSTEMS, INC.

Date:  February 13, 1998

                                By:  \Edward C. Craig
                                     Edward C. Craig,
                                     President and Chief
                                     Executive Officer





































                                        3
                                LIST OF EXHIBITS


Exhibit
Number

2.1 Memorandum Agreement dated as of December 30, 1997 between Registrant and Seller.

99.1 Press release dated February 2, 1998, announcing the acquisition of United Structures, Inc.











































                                                            Exhibit 2.1

                              MEMORANDUM AGREEMENT

      AGREEMENT, dated as of the 30th day of December, 1997, by and among Miller Building Systems, Inc., a Delaware corporation ("Miller"), United Structures, Inc., a New York corporation ("United"), and David Newman ("David").

                                    RECITALS:

      A. United is engaged in the business of designing, manufacturing, and selling factory built structures, primarily for the telecommunication industry (the "United Business").

      B. David wishes to sell and Miller wishes to purchase all of the equity in United, and this Agreement codifies the agreement made and entered on December 30, 1997.

      C. David, Barry Newman and Marc Newman (collectively "the Family") wish to provide Miller with and Miller wishes to obtain from them a non-competition agreement with United and Miller and its affiliates (collectively, "Greater United").

                                     CLAUSES

 In consideration of the foregoing, and the mutual covenants and agreements set forth below, the parties agree as follows:

 1. United Equity Purchase. Miller agrees to purchase and David agrees to sell, transfer, assign and deliver all of the issued and outstanding equity of United (the "United Shares"). The United Shares represent all of the outstanding equity of United and shall be transferred to Miller, free and clear of all liens, security interests, pledges, encumbrances, claims and equities of any kind.

 2.   Covenant Not To Compete. The Family shall enter into a Covenant
Not to Compete with the United Business for a period of five (5) years from the later of the closing date or the date of the termination of David s employment with Greater United. The Family shall not be prohibited from leasing telecommunications structures to others.

 3.   Employment of David.     For the period from January 1, 1998
through June 27, 1998, David shall act as General Manager of United with a monthly compensation equal to one-twelfth (1/12) of the total compensation (salary, bonus and benefits paid) by United to David in 1997. David shall report to Edward Craig, Chief Executive Officer of Miller.

 4.   Consideration for the United Shares and Covenant Not To Compete.
      a.      Down payment.    At Closing, Miller shall pay David for the
United Shares Two Million Dollars ($2,000,000), plus the Additional Amount, (as defined herein). For purposes of this Agreement, "Additional Amount" shall equal the difference between the following amounts set forth on Exhibit "A", and subject to the Adjustment (as defined herein) (a) the sum of cash, accounts receivable (the "Receivables"), inventory and work in process minus $200,000.00; minus (b) all liabilities, excluding Notes Payable Vehicles and Notes Payable - David s truck.

 The Additional Amount, which is currently calculated to be $928,775.00 without the Adjustment, shall be reduced by the sum of $125,000.00 which shall be withheld by Miller to secure the collection of the Receivables. On July 1, 1998, if the amount of Receivables actually collected by United is less than the amount shown on Exhibit "A ("the Receivable Differential"), but less than $125,000.00, Miller shall pay to David within three (3) business days the difference between $125,000.00 and the Receivable Differential. If the amount of the Receivable Differential is greater than $125,000.00, the entire $125,000.00 amount shall be retained by Miller and the Receivables Differential greater than $125,000.00 shall be paid by David to Miller within three (3) business days. Any Receivables collected between July 1, 1998 and December 31, 1998 shall be paid to David within three (3) business days after December 31, 1998, and the remaining outstanding Receivables shall be the property of Miller except that any Receivable for any single customer aggregating greater than $25,000.00 shall be assigned to David.

 b. Additional Payments. As additional consideration, David shall be paid as follows:

              (i)   For pre-tax profits of United earned during the six
(6) month period ended June 27,1998 ("Six Month Period") in excess of $100,000 up to $500,000; David shall be paid $10,000 in Miller common stock ("Miller Stock") for each $2,000 pre-tax profit.

              (ii) For pre-tax profits of United during the Six Month Period in excess of $500,000 up to $750,000: David shall be paid $2,000 in Miller Stock for each $2,000 of pre-tax profit.

              (iii) No additional compensation shall be paid for pre-tax profits in the Six Month Period in excess of $750,000. The maximum value of the Miller Stock that can be earned is $2,250,000.

 The accounting methodology and principles which have been uniformly applied by United in the year 1997 shall be also applied in determining the pre-tax profits determined above; and in particular, United shall not be charged with: any interest expense incurred by Miller for the purpose of this Section, [interest shall be charged to United monthly in an amount equal to the amount of the outstanding loans of United on January 1, 1998 multiplied by the interest rate of such loans on such date]; corporate overhead charges from Miller; salary or expenses of Miller s executive personnel; goodwill, amortization or any accounting charges in excess of the amount incurred in 1997 by United. The audited statement to be used to determine the final additional payment shall be provided by Miller on or before August 15, 1998.

 All expenses of the moving of United operations to the "Facility" (as hereinafter described) shall be paid by David as well as the rent and expenses for the manufacturing/office building which is not being used as the primary manufacturing/office building. Such expenses shall not be charged to United for the purpose of computing the Additional Payments under Section 4(b) of this Agreement.

 "Work in process" shall be considered an account receivable of United if ninety percent (90%) or more of United s cost of an unfinished building has been incorporated into such building. In the event the building is substantially completed but less than such 90%, the parties shall discuss whether such building shall be treated as an account receivable. All expenditures necessary to complete such unfinished building shall be treated as a liability of United. The backlog of United on June 27, 1998 shall be in a dollar amount substantially similar to the amount on January 1, 1998.

 The value of a share of the Miller Stock shall be determined by taking the average of the closing price of Miller Stock published by the NASDAQ on each of the fifteen (15) days prior to June 27, 1998, provided, however, the average price of Miller Stock for the purpose of this determination shall be not less than $8.00 per share, nor more than $12.00 per share.

 Miller agrees that the value of David s stock of United, which is to be purchased by Miller, is at least $2,000,000.00 even if no additional pre-tax profit is earned by United up through June 27,1998 pursuant to paragraph 4(b). Miller agrees that in the event the pre-tax profit of United for the period from January 1, 1998 through June 27, 1998 does not result in any additional stock issued to Newman, pursuant to paragraph 4(b) herein, that Miller has no claim, cause of action or recourse against Newman or the Family as a result thereof and that Newman and the Family are released from any claims, suits, damages, causes of action, liability or expenses as a result of the failure of United to reach any particular level of pre-tax profit.

 5. Closing. The parties will seek to close the purchase, effective as of January 1, 1998, on or about February 20, 1998, but not later than February 27, 1998 (the "Closing").

 6.   Continued Operation of the United Business.
Pending the Closing and effective January 1, 1998, the United Business shall be operated for the benefit of Miller and the United s assets shall be maintained in substantially the same manner as heretofore and in the ordinary course of business.

 7.   Miller Obligation to Close.   Miller s obligations to purchase
the United Shares, and perform the related transactions is subject to there being no material adverse change having occurred in the assets, business, condition or prospects of United from the date hereof until the Closing.

 (Note:         Miller acknowledges that prior to the execution of this
Agreement that it has had full and complete access and opportunity to review the books and records of United by Miller s internal accountants and its external auditors selected and appointed by Miller and that the figures described in the openingbalance sheet as of January 1, 1998, attached hereto as Exhibit "A", are only subject to adjustment by United by February 11, 1998 and agreement by Miller by February 18, 1998 (the "Adjustment") but are not subject to later adjustment, review or challenge by Miller and are binding upon both Miller and United. Any post closing audit will not affect the opening balance sheet described in Exhibit "A". The parties further agree that United, David and Family will not be required to make any representations or warranties with respect to the collectability of the Receivables (except for David s guaranty set forth in paragraph 4). Except as provided above, any other aspect of the opening balance sheet set forth in Exhibit "A" shall not be changed, amended or modified in any subsequent agreement or as of the date of Closing.

 8. No Third Party Negotiations. Prior to the Closing, United, David and their respective affiliates, shareholders, directors, officers and employees shall not: (a) enter into or continue to engage in any negotiations or discussions with other parties relating to the potential acquisition of the United Shares, or any portion thereof or all or substantially all of the assets of United (other than customer sales within the ordinary course of business);
or (b) disclose the existence or substance of this Agreement, except to persons within United s organization who must be so informed, or to United s professional advisors.

      Prior to the Closing, Miller and their respective affiliates, shareholders, directors, officers and employees shall not: (a) enter into or continue to engage in any negotiations or discussions with other parties relating to the potential acquisition of a company similar to United, or any portion thereof or all or substantially all of the assets of a company similar to United (other than customer sales within the ordinary course of business) which company is located within a three hundred (300) mile radius of the "Facility" (as hereinafter defined); or (b) disclose the existence or substance of this Agreement, except to persons within Miller s organization who must be so informed, or to Miller s professional advisors.

 9.   Binding Agreement.         The parties anticipate that this Agreement
shall be amplified by a more extensive agreement (the "Stock Purchase Agreement") among the parties, containing representations, warranties, covenants and other provisions which are standard in the purchase of a corporation engaged in a business like the United Business. However, the parties agree and acknowledge that this Agreement is binding on and enforceable by and against the parties, their successors, legal representatives and assigns. If the parties can not agree with respect to any provisions in the Stock Purchase Agreement, the terms and conditions of this Agreement shall be determinative.

 10. Confidentiality. Miller, United, David, and the Family agree to retain in confidence, and to require their respective employees, consultants, professional representatives and agents to retain in confidence, all information transmitted to it by the other, and no party will use or disclose to others, or permit the use or disclosure of, any such information obtained from or revealed by another party. In the event this transaction is not consummated for any reason, each party shall forthwith deliver to the others (without retaining copies thereof) any and all documents or other written information obtained from the other parties. Miller and United acknowledge that in the course of performing its due diligence and other requirements to complete this transaction, it will be informed as to confidential information of each other s companies which further disclosure or use would be detrimental to them. In the event the transaction is not consummated for any reason, Miller and United covenant not to make use of apply or employ in any manner such confidential information for itself or any third party, directly or indirectly, in the course of future operations or conduct of business.

 11.  Publicity.     Prior to the Closing, Miller and United shall not,
with respect to this transaction, without the prior written consent of the other (except as required by law):

      a. make any statement, or any public announcement, or any release to trade publications or to the press; or

      b. prior to Miller s first public announcement make any statement to any competitor, employee, customer, or any other third party. Any such statement, public announcement or release by Miller shall be reasonably agreeable to by David. Miller shall contact David as early as possible prior to any such statement, public announcement or release.

 12.  Lock-Up Agreement/Registration Rights.

      a. Miller shall promptly prepare the materials and register with the Security Exchange Commission the Miller Shares for sale by David. Miller shall assume all costs of registration. Such registration must be completed by September 30, 1998 or Miller shall redeem such Miller Shares at the price for each share determined pursuant to paragraph 4 (b) above.

      b. In the event that David wishes to sell such shares after the date of Closing, he shall offer them first to Miller or to a party designated by Miller at the then NASDAQ market value price. Miller shall be required to notify David whether it shall purchase or not purchase such Miller Shares within one (1) business day of such offer from David. Such payment shall be made by Miller within three (3) business days after notice from David to the Company at the price in effect at the close of business on the date such notice is given by David. David further agrees: not to join in any way or manner with any other party to vote, pool their shares, or in any manner act to take control of the board of directors or management of Miller.

 13. Building Lease. United shall be moving into a new facility described below. David shall cause the owner of United s 55,000 square foot manufacturing/office building located on 10.71 acres ("Facility") to enter into a net, net, net lease (the "Lease") (other than responsibility for structural, roof or operating system repair and replacement) for a five (5) year lease with one (1) five (5) year option at the following annual cost per square foot:

      a.        Each year of the first
                     five (5) years   -                 $3.95

      b.        Each year of the second
                     five (5) years   -                 $4.30

 In addition, Miller shall have the option to purchase the Facility at any time after the first two (2) years and as long as the Lease is in full force and effect and Miller is not in default under the terms of the lease at the purchase price of One Million Six Hundred Thousand and 00/100 Dollars($1,600,000.00), plus an amount equal to the increase in the cost of living from January 1, 1998 to the date of the exercise of the option, multiplied by said purchase price. This option to purchase and the lease shall be subject and subordinate to the current mortgage on the Facility and to any refinance, modification, amendment including additional mortgages. Miller agrees to execute a Subordination Agreement within five (5) days after a request by United. Miller further agrees to close within thirty (30) days after the exercise of the option.

   Miller may terminate the Lease upon six (6) months notice, which may be given at time after July 1, 1999, provided Miller pays the following penalties:

   Lease Termination Date                       Penalty

   January 1, 2000-June 30, 2000   1 year s rent*

   July 1, 2000-December 31, 2001               1/2 year s rent*

   No earlier termination is permitted between January 1, 2002 through December 31, 2002.

   If exercised, Miller shall have the right to terminate the Lease during the five-year option upon six (6) months prior written notice which may be given after July 1, 2004 but not after July 1, 2006, provided Tenant pays the following penalty:

   Lease Termination Penalty       Penalty

   January 1, 2005-June 30, 2005   1 year s rent*

   July 1, 2005-December 31, 2006               1/2 year s rent*

   No earlier termination is permitted between January 1, 2007 through December 31, 2007.

   *Note:   There shall also be due from Miller real estate taxes for any portion of the 1 year or 1/2 year period, as the case may be, the Facility remains vacant.

   14.      Section 338 (h) (10) Election.      In connection with the Closing
of this Agreement, David shall take all action necessary and execute all documents required to effectuate an election pursuant to Section 338 (h) (10) of the Internal Revenue Code.

   15.      Arbitration, Applicable Law and Venue.       Should any dispute
arise hereunder involving under $100,000, it shall be submitted to the American Arbitration Association in Cleveland, Ohio to be arbitrated there under the association s rules with the application of laws of the State of Delaware.


   Executed by each of the undersigned on the 29th day of January, 1998.

MILLER BUILDING SYSTEMS, INC.             UNITED STRUCTURES, INC.


BY: /Edward C Craig                By: /David Newman
    Edward C. Craig, CEO               David Newman, CEO


   /David Newman                   WITH RESPECT TO SECTION 2 ONLY:
   David Newman, Individually


                                    /Marc Newman
                                   Marc Newman, Individually



                                    /Barry Newman
                                    Barry Newman, Individually


United Structures, Inc.
Balance Sheet
December 31, 1997

   ASSETS
Cash                                             $298,035

Accounts Receivable                             3,664,329

Inventory                                         479,229
Work in Process                                   393,334

Leasehold Improvements                            193,647
Machinery & Equipment                             118,236
Office Equipment                                   16,555
David s Truck (net of accumulated depreciation)    31,078
Vehicles                                          101,064
less Accumulated Depreciation                    (106,017)

Start Up Costs                                     16,194
Organization Costs                                    336
less Accumulated Amortization                     (10,745)

TOTAL ASSETS                                   $5,195,273

   LIABILITIES

Accounts Payable                               $1,462,355
Deferred Revenue                                  868,893
Sales Tax Payable                                 206,837
Payroll Taxes Payable                              22,840

Notes Payable - BSB Bank                        1,100,000
Notes Payable - Vehicles                           92,578
Notes Payable - Related Parties                    45,227
Notes Payable - Davids Truck                       38,281

TOTAL LIABILITIES                               3,837,011

   EQUITY
Common Stock                                        1,000

Retained Earnings                               1,357,262

TOTAL EQUITY                                    1,358,262

TOTAL LIABILITIES & EQUITY                     $5,195,273


                                  EXHIBIT "A"



                                          Exhibit 99.1
FOR IMMEDIATE RELEASE

( MBSI - NASDAQ )

February 2, 1998

                         MILLER BUILDING SYSTEMS, INC.

                ANNOUNCES ACQUISITION OF UNITED STRUCTURES, INC.


Miller Building Systems, Inc. announces it has entered into a definitive agreement to acquire all of the outstanding stock of United Structures, Inc. ("United"), of Vestal, New York. United has become a significant manufacturer of lightweight telecommunication shelters achieving sales of approximately ten million dollars in the year ended December 31, 1997. Their location in lower New York is strategically located to supply Miller's East coast customers.

Edward C. Craig, Miller's President and Chief Executive Officer stated, "The acquisition of United allows Miller to immediately enter the niche market of lightweight telecommunication shelters and other unique products. United's shelters complement Miller's current product line and will provide a broader line of shelters to service our customer's needs. The acquisition, which is expected to close in 30 days, will provide a profitable addition to Miller and is expected to be accretive to Miller's earnings per share. The addition of the United facility, to the existing Miller telecommunication plants in Indiana, Kansas and the plant under construction in Pennsylvania, will further strengthen Miller's position as a major player in the telecommunications industry."

Miller Building Systems, Inc. through its subsidiaries, markets, designs, fabricates, and distributes building modules. Miller, or its customer, will assemble the modules at a job site to comprise a finished building. A broad variety of applications serve the public and private business sectors with uses in commercial, institutional and telecommunications markets. The subsidiaries of Miller Building Systems, Inc. operate from six locations in the continental United States. Miller Building Systems, Inc. is a public company trading on the NASDAQ under the symbol MBSI.

                                     # # #

For further information contact:

   Edward C. Craig                     Thomas J. Martini
   President and Chief             or         Secretary and Treasurer
   Executive Officer
   (219) 295-1214                    (219) 295-1214